Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.0001 par value per share, of Qudian Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2019.

Li Du

/s/ Li Du
Name:	Li Du

PHOENIX WEALTH INVESTMENT (HOLDINGS) LIMITED

By:	/s/ Li Du
Name:	Li Du
Title:	Director

PHOENIX WEALTH (HONG KONG) ASSET MANAGEMENT LIMITED

By:	/s/ Li Du
Name:	Li Du
Title:	Director

PHOENIX WEALTH (CAYMAN) ASSET MANAGEMENT LIMITED

By:	/s/ Li Du
Name:	Li Du
Title:	Director

PHOENIX AUSPICIOUS FINTECH INVESTMENT L.P.

By:	/s/ Li Du
Name:	Li Du
Title:	Director of Phoenix Wealth (Cayman) Asset Management Limited, as general partner for and on behalf of Phoenix Auspicious FinTech Investment L.P.

GUOSHENG FINANCIAL HOLDING INC.

By:	/s/ Li Du
Name:	Li Du
Title:	Director

GUOSHENG (HONG KONG) INVESTMENT LIMITED

By:	/s/ Cheung Wai Tong
Name:	Cheung Wai Tong
Title:	Director